                                                                    EXHIBIT 99.1


                                  PRESS RELEASE
                     FOR RELEASE APRIL 21, 2009 AT 4:00 P.M.

                          For More Information Contact
                               Joseph J. Bouffard
                                 (410) 248-9130
                       Baltimore County Savings Bank, FSB

                               BCSB BANCORP, INC.
                REPORTS RESULTS FOR QUARTER ENDING MARCH 31, 2009

BCSB Bancorp, Inc. (NASDAQ: BCSB), the holding company for Baltimore County Savings Bank, FSB, reported net income of $102,000 or ($0.02 loss) per basic and diluted common share for the three month period ended March 31, 2009, which represents the second quarter of its 2009 fiscal year. This compares to net income of $55,000 or $.02 per basic and diluted common share for the three months ended March 31, 2008.

Net income for the six months ended March 31, 2009 was $342,000 or $.06 per basic and diluted common share, as compared to net income of $148,000 or $.05 per basic and diluted common share for the six months ended March 31, 2008.

During the three and six months ended March 31, 2009, the Company benefited from increases in net interest income and non-interest income as compared to corresponding periods during the prior fiscal year. These improvements in earnings were partially offset by increases in FDIC insurance premiums on deposits and loan loss provisions during the three and six months ended March 31, 2009 of $150,000 and $300,000, respectively. Loan loss provisions during the current fiscal year were necessary to address continued declines in general economic conditions. Basic and diluted earnings per common share during the current fiscal year were negatively impacted by dividends payable on preferred shares issued under the U.S. Treasury's TARP Capital Purchase Program.

President and Chief Executive Officer Joseph J. Bouffard commented "We are encouraged by the Company's continued profitability despite challenging conditions within the financial services industry". He also noted that the Bank's loan portfolio continues to demonstrate strong asset quality, with no foreclosed real estate and a ratio of nonperforming assets to total assets of only .32% as of March 31, 2009.

Stockholders' equity increased by $10.1 million during the six months ended March 31, 2009. This increase is primarily due to the $10.8 million sale of preferred stock in December 2008 related to the U.S. Treasury's TARP Capital Purchase Program as well as earnings during the period. Stockholders' equity was negatively impacted by accumulated other comprehensive loss (net of taxes) which was ($3.5) million at March 31, 2009 compared to ($2.5) million as of September 30, 2008. Most of this loss relates to the Company's $24.0 million in collateralized mortgage obligation securities portfolio, for which the gross market value declined by $4.4 million over the past six months. This is reflective of turmoil in the mortgage backed securities market and the price decline in market value of these securities. The Company has the ability and the intent to hold these securities to maturity and to date, the securities have performed in accordance with their terms. If in the future it is determined that declines in market values or credit losses with respect to these or any other securities are other than temporary, the Company would be required to recognize losses in its consolidated statement of operations. The Company is currently analyzing how the recent accounting guidance regarding the recognition of other-than-temporary impairments may affect how these unrealized losses are treated in the future.


                     PERIOD ENDING MARCH 31, 2009 HIGHLIGHTS


        o The Company has reported six consecutive quarters of profitable operating results.

        o Net interest income, interest rate spread and net interest margin for the three and six months ended March 31, 2009 increased in comparison to corresponding periods during the previous fiscal year.

        o Deposits have increased by $10.4 million and $12.9 million over the three and six month periods ended March 31, 2009, respectively.

        o The ratio of nonperforming assets to total assets remained very low at .32% as of March 31, 2009.


THIS PRESS RELEASE CONTAINS STATEMENTS THAT ARE FORWARD-LOOKING, AS THAT TERM IS DEFINED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 OR THE SECURITIES AND EXCHANGE COMMISSION IN ITS RULES, REGULATIONS AND RELEASES. THE COMPANY INTENDS THAT SUCH FORWARD-LOOKING STATEMENTS BE SUBJECT TO THE SAFE HARBORS CREATED THEREBY. ALL FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT EXPECTATIONS REGARDING IMPORTANT RISK FACTORS, INCLUDING BUT NOT LIMITED TO REAL ESTATE VALUES, MARKET CONDITIONS, THE IMPACT OF INTEREST RATES ON FINANCING, AND LOCAL AND NATIONAL ECONOMIC FACTORS. ACCORDINGLY, ACTUAL RESULTS MAY DIFFER FROM THOSE EXPRESSED IN THE FORWARD-LOOKING STATEMENTS, AND THE MAKING OF SUCH STATEMENTS SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY OR ANY OTHER PERSON THAT RESULTS EXPRESSED HEREIN WILL BE ACHIEVED.


                               BCSB Bancorp, Inc.
                 Consolidated Statements of Financial Condition
                                   (Unaudited)


                                                                     March 31,                   September 30,
                                                                       2009                          2008
                                                                 ------------------           -------------------
                                                                             (Dollars in thousands)
ASSETS
Cash equivalents and time deposits                               $          61,560            $           35,083
Investment Securities, available for sale                                    1,000                           994
Loans Receivable, net                                                      395,665                       400,469
Mortgage-backed Securities, available for sale                              92,353                        89,956
Foreclosed Real Estate                                                          --                         1,244
Premises and Equipment, net                                                  9,451                         9,762
Bank Owned Life Insurance                                                   14,587                        14,389
Other Assets                                                                16,023                        15,185
                                                                 -----------------            ------------------
Total Assets                                                     $         590,639            $          567,082
                                                                 =================            ==================

LIABILITIES
Deposits                                                         $         497,670            $          484,791
Borrowings                                                                  10,000                        10,000
Junior Subordinated Debentures                                              17,011                        17,011
Other Liabilities                                                            6,057                         5,525
                                                                 -----------------            ------------------
Total Liabilities                                                          530,738                       517,327
Total Stockholders' Equity                                                  59,901                        49,755
                                                                 -----------------            ------------------
Total Liabilities & Stockholders' Equity                         $         590,639            $          567,082
                                                                 =================            ==================



                      Consolidated Statements of Operations
                                   (Unaudited)


                                                      Six Months ended March 31,          Three Months ended March 31,
                                                       2009                2008             2009                2008
                                                       ----                ----             ----                ----
                                                         (Dollars in thousands               (Dollars in thousands
                                                        except per share data)               except per share data)

 Interest Income                                     $  15,169           $  17,864        $   7,495          $   8,602
 Interest Expense                                        7,482              10,839            3,515              5,239
                                                    ----------          ----------       ----------         ----------
 Net Interest Income                                     7,687               7,025            3,980              3,363
 Provision for Loan Losses                                 300                  --              150                 --
                                                    ----------          ----------       ----------         ----------
 Net Interest Income After Provision for Loan
   Losses                                                7,387               7,025            3,830              3,363
 Total Non-Interest Income                               1,054                 894              451                429
 Total Non-Interest Expenses                             7,908               7,822            4,161              3,726
                                                    ----------          ----------       ----------         ----------
 Income Before Tax (Benefit) Expense                       533                  97              120                 66
 Income Tax (Benefit) Expense                              191                 (51)              18                 11
                                                    ----------          ----------       ----------         ----------
 Net Income                                                342                 148              102                 55
 Preferred Stock dividends and discount accretion         (165)                 --             (154)                --
                                                    ----------          ----------       ----------         ----------
 Net Income (Loss) available to common
 shareholders                                        $     177           $     148        $     (52)         $      55
                                                    ==========          ==========       ==========         ==========

 Basic and Diluted Earnings (Loss) Per Common
   Share(1)                                          $     .06           $     .05        $    (.02)         $     .02
                                                    ==========          ==========       ==========         ==========

----------------------------------
 (1) - Per share amounts have been adjusted by the exchange rate of .5264 as a result of the second step conversion that occurred on April 10, 2008.


                         Summary of Financial Highlights
                                   (Unaudited)


                                                       Three Months ended                  Six Months ended
                                                            March 31,                         March 31,
                                                    2009                2008           2009               2008
                                                  ----------          ----------     ----------         ----------
 Return on Average Assets (Annualized)                 .07%                .04%          0.12%               .05%
 Return on Average Equity (Annualized)                 .68%                .60%          1.21%               .83%

 Interest Rate Spread                                 2.85%               2.36%          2.78%              2.42%
 Net Interest Margin                                  2.95%               2.34%          2.88%              2.40%

 Efficiency Ratio                                    93.91%              98.26%         90.47%             98.78%
 Ratio of Average Interest Earnings
    Assets/Interest Bearing Liabilities             104.01%              99.31%        103.58%             99.53%


                            Allowance for Loan Losses
                                   (Unaudited)

                                                           Three Months ended                   Six Months ended
                                                               March 31,                            March 31,
                                                        2009                  2008            2009               2008
                                                     ----------            ----------      ----------         ----------
                                                         (Dollars in thousands)              (Dollars in thousands)

 Allowance at Beginning of Period                    $   2,832           $    2,632       $   2,672          $    2,650
 Provision for Loan Loss                                   150                   --             300                  --
 Recoveries                                                 39                   78             130                 169
 Charge-Offs                                               (48)                 (36)           (129)               (145)
                                                     ---------           ----------       ---------          ----------
 Allowance at End of Period                          $   2,973           $    2,674       $   2,973          $    2,674
                                                     =========           ==========       =========          ==========

 Allowance for Loan Losses as a Percentage of
    Gross Loans                                          0.75%                0.65%           0.75%               0.65%

 Allowance for Loan Losses as a Percentage of
    Nonperforming Loans                                 158.2%              1437.6%          158.2%             1437.6%


                              Non-Performing Assets
                                   (Unaudited)

                                                       At March 31,            At September              At March 31,
                                                           2009                  30, 2008                    2008
                                                     ------------------      -----------------         ------------------
                                                                           (Dollars in thousands)

 Nonperforming Loans:
       Commercial                                    $          857          $         542             $          184
       Real Estate                                            1,021                    291                         --
       Consumer                                                   1                      2                          2
                                                     ---------------        ---------------            ---------------
             Total Nonperforming Loans                        1,879                    835                        186
 Foreclosed Real Estate                                          --                  1,230                         59
 Other Nonperforming Assets                                      --                     14                         --
                                                     ---------------        ---------------            ---------------
             Total Nonperforming Assets              $        1,879          $       2,079             $          245
                                                     ===============        ===============            ===============

 Nonperforming Loans to Loans Receivable                      0.47%                  0.21%                      0.04%

 Nonperforming Assets to Total Assets                         0.32%                  0.37%                      0.04%